Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"SES SOLAR INC.", A DELAWARE CORPORATION,

WITH AND INTO "SOLAR ENERGY SOURCES INC." UNDER THE NAME OF "SOLAR ENERGY SOURCES INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TENTH DAY OF AUGUST, A.D. 2006, AT 4:52 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE — DELAWARE — 1793 — 1855

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3760179 8100M

060751891

AUTHENTICATION: 4970831

DATE: 08-14-06

STATE OF DELAWARE
CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT
Section 253

CERTIFICATE OF OWNERSHIP
MERGING

SES SOLAR INC.

INTO

SOLAR ENERGY SOURCES INC.

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Solar Energy Sources Inc. ("Solar Energy"), a corporation incorporated on the 4th day of February, 2004, pursuant to the provisions of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY that Solar Energy owns 100% of the capital stock of SES Solar Inc. ("SES"), a corporation incorporated on the 9th day of August, 2006 A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware and that Solar Energy, by a resolution of its Board of Directors duly adopted by consent resolution on the 10th day of August, 2006, A.D., determined to merge into itself said SES, which resolution is in the following words to wit:

WHEREAS Solar Energy lawfully owns 100% of the outstanding stock of SES, a corporation organized and existing under the laws of the State of Delaware, and

WHEREAS Solar Energy desires to merge into itself the said SES, and to be possessed of all the estate, property, rights, privileges and franchises of Solar Energy.

NOW THEREFORE, BE IT RESOLVED, that Solar Energy merge into itself SES and assumes all of its liabilities and obligations; and

FURTHER RESOLVED, that Solar Energy relinquishes its corporate name and assumes in place thereof the name SES Solar Inc.; and

FURTHER RESOLVED, that an authorised officer of Solar Energy be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said SES and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of Solar Energy be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, Solar Energy has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 10th day of August, 2006 A.D.

SOLAR ENERGY SOURCES INC.

By: John Veltheer
Authorized Signatory

Name: John Veltheer
Title: President and Director

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:52 PM 08/10/2006
FILED 04:52 PM 08/10/2006
SRV 060751891 - 3760179 FILE

D/RLM/883141.1